Code of Conduct

1 WOODSIDE CODE OF CONDUCT At Woodside, Our Purpose is to be society's trusted energy partner. Achieving this will depend not only on what we do, but how we do it. We are committed to the highest standards of ethical business conduct. Our Code of Conduct, underpinned by Our Values, sets out the standards of behaviour you must apply if you work for us, with us, or on our behalf. Following Our Code will help us make better decisions, build and maintain trust with our partners and communities, and deliver better outcomes for our stakeholders. It also helps us to maintain a working environment where our people feel safe and respected, and are empowered to do the right thing. I encourage you to take the time to read Our Code and to understand Your Responsibilities as a member of the Woodside team. By applying Our Code and living Our Values, we can become a more inclusive and courageous company. This will ensure Woodside remains a great place to work and a partner of choice, and sets us up to thrive through the energy transition. Thank you, Meg O’Neill CEO and Managing Director CEO Message OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

2 WOODSIDE CODE OF CONDUCT Contents CEO MESSAGE 1 OUR CODE 3 OUR VALUES 4 APPLYING OUR CODE 5 Woodside Leaders 5 Ethical Decision-Making Model 6 Speaking Up 7 Breaching Our Code 8 OUR PEOPLE 9 Our Health, Safety and Wellbeing 10 Our Respectful Behaviours 11 Standing Against Harmful Workplace Behaviours 12 OUR ACTIVITIES 13 Our Environment 14 First Nations People 14 Respecting Human Rights 15 Our Communities 15 OUR BUSINESS PRACTICES 16 Combating Bribery and Corruption 17 Exchanging Gifts and Entertainment 18 Avoiding Conflicts of Interest 19 Competing Fairly 21 Sanctions and Trade Laws 22 OUR ASSETS AND INFORMATION 23 Our Assets 24 Accounting Policies and Procedures 25 Our Information 26 Respecting Privacy 30 Use of IT Systems 31 OUR PARTNERS AND GOVERNMENT 34 Our Business Partners 35 Joint Venture Participants 36 Our Customers 36 Engaging with Government 37

3 WOODSIDE CODE OF CONDUCT Our Code Our Code of Conduct is fundamental to who we are, what we do and how we behave. Our Code is underpinned by Our Values. It sets out the principles, practices and standards of personal and corporate behaviour you must adopt in your daily business activities. Our Code is supplemented by rules and guidance set out in Woodside’s policies, processes, standards, procedures, guidelines and tools contained in Woodside’s Management System (Our WMS), and operates in conjunction with Woodside’s Manual of Authorities and Risk Appetite Statement. In addition to complying with Our Code, you must comply with any laws or regulations that apply to your role and activities. Where such laws or regulations impose lower standards of behaviour than those set out in Our Code, you must apply the higher standards of Our Code. USING OUR CODE At Woodside, we do what’s right even when it’s not easy. Our Code is here to guide you in making the right decisions and taking the right actions in line with Our Values. It outlines Your Responsibilities as a member of the Woodside team. If you ever face a difficult decision while working for Woodside, you should refer to the guidance in Our Code - including Woodside’s Ethical Decision-Making Model - to help you make the right decision. Our Code also provides guidance on how to raise concerns and report issues if you experience or observe a breach of Our Code – a responsibility we all have at Woodside. OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

4 WOODSIDE CODE OF CONDUCT Everything we do is guided by Our Values, inspired by Our Purpose and informed by Our Strategy. Our Values OUR PURPOSE To be society's trusted energy partner OUR STRATEGY To thrive through the energy transition ONE TEAM We are inspired by our common purpose. We challenge, respect, and back each other. We are inclusive, value diversity, and can be ourselves. WE CARE We keep each other safe. We listen and respond with humility. We respect the environment, operate responsibly, and care for communities. We adapt to the world’s expectations of us. INNOVATE EVERY DAY We explore ideas, find creative solutions, and try new ways of doing things to provide the energy the world needs today and low-cost, lower-carbon energy for tomorrow. RESULTS MATTER We go after opportunities and show courage by taking the right risks and learning from our mistakes. We spend and invest as if it’s our money. We are proud of our achievements. BUILD AND MAINTAIN TRUST Trust takes time and effort and will not be taken for granted. We nurture relationships and act with integrity – doing what we say and doing it well. OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

5 WOODSIDE CODE OF CONDUCT EVERYONE Our Code applies to all Woodside directors, officers, executives, managers, supervisors, employees, contractors and service providers, wherever they are located. It makes clear Your Responsibilities which apply at work and work-related events and activities, including after-hours events and while you are travelling on Woodside business. Woodside requires everyone who works for us, with us, or on our behalf to: • Know Your Responsibilities under Our Code. Read and understand Our Code, and complete your required Code of Conduct training. • Comply with Our Code and other policies, standards, processes and procedures that apply to your role or activities. • Apply Our Values to everything you do at work. • Speak Up when you observe anything that’s not right or is inconsistent with Our Code. PARTNERS Woodside expects third parties we deal with, including suppliers, community partners and joint venture partners, to have or adopt equivalent standards of personal and corporate behaviour to those set out in Our Code. Applying Our Code WOODSIDE LEADERS At Woodside, our leaders play a vital role in fostering compliance with Our Code and creating an environment where our people feel safe, respected and free to speak up without fear of retaliation. If you are a people leader at Woodside, you must: • Lead by example, applying Our Code, living Our Values and promoting ethical behaviours at all times. • Ensure everyone in your team (including contractors and service providers) is aware of their responsibilities under Our Code. • Foster a respectful working environment where team members feel safe (physically and psychologically) and free to speak up and raise questions or concerns. • Ensure everyone in your team complies with Our Code at work-related events and out-of-hours activities. • Speak up and report any breaches of Our Code you become aware of, including those that are reported to you. • Ensure everyone in your team is aware of the legal obligations and requirements that impact their areas of responsibility, and completes their required Code of Conduct training. OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

6 WOODSIDE CODE OF CONDUCT DOES IT ALIGN WITH OUR VALUES? Have you taken Our Values into account? IS IT CONSISTENT WITH WOODSIDE POLICIES AND OUR WMS? Does it comply with Our Code, Woodside policies and Our WMS? HAVE YOU CONSIDERED STAKEHOLDER AND REPUTATIONAL IMPACTS? Are you comfortable to stand by your decision today and in future? ETHICAL DECISION-MAKING MODEL Ethical conduct is fundamental to our success. It protects corporate value, enables business activities and supports Our Strategy to thrive through the energy transition. Fostering a culture of compliance and ethical behaviour also enables Woodside to preserve and enhance its reputation and meet the expectations of our stakeholders. For any difficult or significant decisions, you should refer to Our Code and to this Ethical Decision-Making Model to guide you in making the right decision. If the answer to any of these four questions is ‘no’ or ‘maybe’ - or if you are unsure - seek advice from a member of Ethics & Compliance or Legal, or from a trusted senior leader. Applying Our Code IS IT LEGAL? Have you sought advice on any legal or regulatory implications? OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

7 WOODSIDE CODE OF CONDUCT SPEAKING UP At Woodside, everyone should feel safe and empowered to speak up without fear of reprisal. This includes raising work-related issues or reporting any instances of inappropriate workplace conduct or breaches of Our Code, Our Values or other Woodside policies or procedures. Woodside has a whistleblower service operated by an external party, EthicsPoint. Through EthicsPoint you have the option of submitting a confidential and anonymous report to Woodside (via online form or phone), provide information and respond to clarifying questions while remaining anonymous. Anyone, including Woodside employees and their family members, service providers, community members and those working in our supply chains, can use EthicsPoint to make a report. There are multiple language options for making a report in EthicsPoint. Reports under whistleblower laws can be made in accordance with Woodside’s Whistleblower Policy. This sets out how eligible whistleblowers can make protected reports under applicable whistleblower laws, and the protections that may exist under those laws. YOUR RESPONSIBILITIES As part of the Woodside team, it is your responsibility to speak up about any breaches or suspected breaches of Our Code. If you see something, say something. Remember - you can do this via any of the above channels, including via EthicsPoint where you can communicate and provide information on an anonymous basis, while maintaining confidentiality. When reporting, you should provide sufficient detail to enable Woodside to properly consider the matter and investigate if appropriate. Other Resources EthicsPoint website Link: EthicsPoint - Woodside Energy Group Whistleblower Policy Applying Our Code Q: I have observed something in the workplace that doesn’t feel right and may be inconsistent with Our Code and Our Values. Should I report this to Woodside? A: Yes, you should speak up. Often, Woodside has no way of finding out about an incident, safety issue, or other workplace issue or misconduct unless someone reports it. Speaking up will allow Woodside to take steps to address any issues. It is also a crucial way to help Woodside ensure a safe, open, inclusive and diverse workplace free from discrimination, harassment and other inappropriate behaviours. Woodside is committed to maintaining confidentiality in its complaints, reporting and investigation processes to the greatest extent possible and in line with the Whistleblower Policy. Woodside will not tolerate any form of retaliation, reprisal or detriment against any person because that person has reported, or may report, a suspected or actual breach of Our Code, or has otherwise provided information to Woodside in relation to a suspected or actual breach. Such conduct is contrary to Our Code and Our Values. There are a number of channels for reporting concerns if you experience or observe behaviours in breach of Our Code, including: • a line leader or senior leader who you trust; • a Human Resources Business Partner; • a member of the Ethics & Compliance team; • a senior member of the Legal team; or • Woodside’s external whistleblower hotline, EthicsPoint (woodside.ethicspoint.com) OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

8 WOODSIDE CODE OF CONDUCT BREACHING OUR CODE Woodside has zero tolerance for unethical behaviour. All allegations of breaches of Our Code will be assessed and, where appropriate, investigated. If a breach is substantiated, appropriate disciplinary action will be taken. There may be serious consequences if you engage in conduct in breach of Our Code, Our Values or other Woodside policies or procedures - up to and including termination of your employment or engagement with Woodside. Disciplinary action will be taken if you: • Directly breach Our Code, Our Values or other Woodside policies or procedures - including by engaging in unlawful or inappropriate behaviours at work, at a work-related event or during out-of-hours activities that are connected to your employment. This includes when travelling on Woodside business. • Approve an action or condone the behaviour of another which amounts to a breach. The nature of the disciplinary action will depend on the severity of the breach and may include reprimands, formal warnings, demotions or termination of your contract of employment, and/or reimbursing Woodside for any improper gains resulting from the breach. Any breach of Our Code by an employee will be taken into account during the annual performance assessment process as a factor relevant to determining their individual and overall performance. If you breach Our Code and your actions also breach any applicable laws or regulations, Woodside may refer the matter to the appropriate law enforcement agencies. Woodside will not pay any penalties imposed on you as a result of such breaches. Applying Our Code OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

The health, safety and wellbeing of our people, both physically and psychologically, is paramount. We aspire to create a workplace culture where people feel included, respected and valued for their unique perspectives and attributes. Our People OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE 9 WOODSIDE CODE OF CONDUCT

10 WOODSIDE CODE OF CONDUCT YOUR RESPONSIBILITIES You must: • Understand and adhere to Woodside’s Health, Safety and Environment Our Expectations; other health and safety policies and management standards, local procedures, and applicable laws and regulations. • Identify, assess and mitigate health, safety and wellbeing risks that impact your job responsibilities and workplace environment. • Ensure you are fit for work and attend work in a condition which does not compromise your health and safety, or that of others. • Comply with applicable drug and alcohol management standards and procedures, including the requirement to not attend Woodside assets (including sites or offices) with a breath/blood alcohol content above zero. • Embed health, safety and mental wellbeing considerations in business planning, decision making and people management, ensuring that risk evaluation is an integral part of the process. • Integrate health and safety requirements when designing, purchasing, constructing and modifying equipment and facilities, proactively identifying and addressing potential risks before they arise. • Maintain a workplace culture where everyone understands their health and safety responsibilities and feels empowered to identify, communicate, and take action when potential risks arise. This includes maintaining fitness for work while carrying out duties and ensuring the wellbeing for our coworkers, contractors, and site visitors. • Undertake and manage activities in a sustainable way, factoring in long-term health, safety and wellbeing risks to ensure safe and responsible operations. Other Resources Health and Safety Policy Health, Safety and Environment - Our Expectations HSE Risk Assessment Standard Drug and Alcohol Management Standard OUR HEALTH, SAFETY AND WELLBEING We are dedicated to maintaining the highest standards of health, safety, and wellbeing for all employees, contractors, and stakeholders. Every individual has a responsibility to uphold a safe working environment by following established safety protocols, reporting hazards, and prioritising their physical and mental wellbeing. We foster a culture of continuous improvement, risk management, and proactive engagement to prevent incidents and protect lives. By working together with integrity and vigilance, we ensure a safer and healthier workplace for all. Through collaboration with employees, contractors and service providers, we uphold the highest standards of safety and responsibility, fostering a work environment where safety remains a shared priority across all roles and locations. Our People OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

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Our People

OUR RESPECTFUL BEHAVIOURS

We are committed to making Woodside a great place to work for all.

Our ability to maximise organisational performance requires all of us to show up as One Team.

We strive to create an inclusive environment which is safe, rewarding, and free from all forms of discrimination, harassment, and inappropriate behaviours.

We recognise that a diverse workforce is a key competitive advantage.

Our policy is to recruit, develop and manage our employees based on individual competence and our commitment to inclusion and diversity.

Inclusion means an environment based on trust and belonging, where people feel comfortable to bring their whole self to work.

Our diversity encompasses differences in age, nationality, race, ethnicity, national origin, religious beliefs, sex, sexual orientation, intersex status, gender identity or expression, relationship status, disability, neurodiversity, cultural background, thinking styles, experience, family background, including caregiving commitments, and education.

YOUR RESPONSIBILITIES

You must:

- Treat every person with dignity and respect in line with Our Values.
- Promote inclusion and diversity through your actions and interactions.
- Create an environment where ideas can be challenged and robustly discussed, interactions occur in such a way that all parties feel respected, and people can be themselves and feel safe at work.
- Speak up when you see anything that breaches Our Code, Our Values or the Working Respectfully Policy.
- Foster a work culture based on Our Values, where people feel included, respected and valued for their unique perspective and attributes, and empowered to speak up when they experience or observe inappropriate workplace behaviours.
- Ensure equitable practices in the recruitment, development and management of our people and in all of your interactions with others.

Other Resources

Working Respectfully Policy

Discrimination, Bullying and Harassment Standard



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12 WOODSIDE CODE OF CONDUCT STANDING AGAINST HARMFUL WORKPLACE BEHAVIOURS Woodside does not tolerate disrespectful or inappropriate workplace behaviours. Conduct such as bullying, discrimination, harassment, sexual harassment, victimisation, sexism, racism and other harmful behaviours are contrary to Our Code, Our Values and Working Respectfully Policy and have no place at Woodside. Such harmful behaviours can have a profound impact on victims, bystanders and co-workers, and give rise to serious workplace health, safety and wellbeing risks. We are all responsible for speaking up when we observe harmful workplace behaviours to help Woodside maintain a safe, open, inclusive and diverse workplace free from such behaviours. YOUR RESPONSIBILITIES You must: • Comply with Our Code and Working Respectfully Policy at work, at work-related events and at out-of-hours activities that are connected to your employment or work with Woodside. • Treat everyone with dignity, courtesy and respect, and refrain from engaging in behaviours that are intimidating, offensive, degrading or threatening to an individual or group. • Understand that Woodside has no tolerance for inappropriate workplace behaviours such as discrimination, bullying, harassment, sexual harassment, victimisation, sexism or racism - and there may be serious consequences if you engage in such conduct, up to and including termination of your employment or engagement with Woodside. • Act responsibly where alcohol is being served at out-of-office or after-hours work-related events, when socialising with colleagues, and while travelling on Woodside business. • Understand that irresponsible alcohol consumption on such occasions is unacceptable and can give rise to harmful workplace behaviours and serious workplace health, safety and wellbeing risks. Our People Q: What is sexual harassment? A: Sexual harassment is any unwelcome sexual advance, unwelcome request for sexual favours or other unwelcome conduct of a sexual nature, in circumstances where a reasonable person, having regard to all the circumstances, would anticipate the possibility that the person harassed would feel offended, humiliated or intimidated. Q: What are some examples of sexual harassment? A: Sexual harassment under Our Code, Working Respectfully Policy, internal procedures and standards, and/or applicable laws and regulations can include: • Comments about an individual’s private life or the way they look. • Sexually suggestive comments or jokes. • Inappropriate comments or advances on social networking platforms or direct messaging. • Sexually suggestive behaviour, such as leering or inappropriate staring. • Intentionally brushing up against someone, touching, fondling or any other unwanted or unwelcomed physical contact. • Displaying offensive screen savers, photos, calendars or objects. • Repeated unwanted requests to go out. • Sexually explicit posts on social networking sites. • Insults or taunts of a sexual nature. • Sending sexually explicit emails, Teams or text messages, or posts on social media sites. Q: What is bullying? A: Bullying occurs when an individual or group of individuals in the workplace repeatedly behave unreasonably towards an individual or group and the behaviour creates a risk to health and safety. The individual or group of individuals do not have to intend their actions to be bullying. Reasonable management action conducted in a reasonable manner does not constitute workplace bullying. Similarly, reasonable challenge and respectful robust discussion during exchange of ideas amongst colleagues does not constitute bullying. Other Resources Working Respectfully Policy Discrimination, Bullying and Harassment Standard OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

Woodside is committed to respecting the people and communities we deal with, the environment, and the lands and places where we are active. Our Activities OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE 13 WOODSIDE CODE OF CONDUCT

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Our Activities

OUR ENVIRONMENT

We strive for strong environmental performance, recognising the value of nature and the responsibility we all share in managing our unique environments.

We know that our environmental performance is essential for achieving operational excellence, establishing trust with our communities, and generating social and shareholder value.

Maintaining our licence to operate and ensuring long-term success depends on how effectively we understand, improve, avoid and minimise our impacts to our environment across our global portfolio.

Our commitment to sustainable development is embedded in our operations through the Environment and Biodiversity Policy, which guides how we manage, minimise, and where possible, eliminate the environmental impacts of our activities.

We actively support positive biodiversity outcomes through targeted investment in conservation and restoration initiatives that align with our core values.

We partner with local communities to understand environmental priorities and integrate those perspectives into our planning and decision-making.

Across our value chain, we take proactive steps to:

- Prevent or reduce impacts on air, water, and land;
- Protect ecosystems and biodiversity;
- Drive and implement effective waste management, and
- Understand and identify opportunities to improve our environmental performance.

Other Resources

Environment and Biodiversity Policy

Environment Management Standard

FIRST NATIONS PEOPLE

We are committed to building and maintaining respectful relationships with First Nations communities in the areas where we are active.

We understand the importance of identifying and working with those who have longstanding cultural and spiritual connections to land and waters where we have a presence.

Woodside engages and partners with First Nations communities to create positive economic, social and cultural outcomes.

Our engagement with First Nations communities is guided by the United Nations Declaration on the Rights of Indigenous Peoples.

We are committed to supporting self-determination, truth telling, economic empowerment, strong corporate governance, leadership and cultural heritage protection.

We respect and are committed to protecting cultural heritage by ensuring our cultural heritage management processes are thorough, transparent and underpinned by consultation and continued engagement with First Nations communities.

Other Resources

First Nations Communities Policy

YOUR RESPONSIBILITIES

You must:

- Comply with the First Nations Communities Policy and Environment and Biodiversity Policy at all relevant times.
- Understand the importance of fostering a healthy environment, and undertake all operational activities on behalf of Woodside in a manner that minimises potential environmental impacts.
- Speak up to bring any environmental issues or concerns to Woodside's attention, to ensure that Woodside can effectively manage and minimise any associated environmental impacts wherever possible.



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15 WOODSIDE CODE OF CONDUCT RESPECTING HUMAN RIGHTS It is everyone’s responsibility to respect human rights in all of Woodside’s activities and across our value chain. Woodside’s Human Rights Policy outlines our commitment to conduct business in a way that respects the human rights of all people, including our employees, the communities where we are active, and those working within our supply chains. We do this by taking steps to identify, prevent and mitigate potential adverse human rights impacts in our existing activities and for new opportunities. We oppose the occurrence of all forms of modern slavery - including forced labour, child labour, debt bondage or human trafficking - in our operations and supply chains. We are committed to supporting the Voluntary Principles on Security and Human Rights to help ensure the security of our people, assets, the environments in which we work and the communities with whom we interact. We engage with communities that may be impacted by our activities and provide grievance mechanisms for people to raise complaints or concerns, and processes for their resolution. OUR COMMUNITIES Woodside looks after its people and its communities. We build long-term partnerships with local communities and key stakeholders where we are active. These relationships are fundamental to our social licence to operate, our ability to sustain our growth projects and our position as a partner of choice. Woodside respects, considers and responds to the interests of our stakeholders. We are committed to: • Open dialogue and consultation with local communities and their representatives, non- governmental organisations and government at all levels to ensure that actual and potential impacts arising from Woodside’s operations are identified and appropriately managed. • Considering the impacts of major developments on local communities, local infrastructure and security. Our Activities Other Resources Human Rights Policy Our Approach to Human Rights Sustainable Communities Policy Stakeholder Advocacy, Social Licence and Cultural Heritage Our Expectations YOUR RESPONSIBILITIES You must: • Comply with the Human Rights Policy at all relevant times. • Understand potential human rights impacts associated with all your activities, and take appropriate steps to prevent and mitigate potential adverse impacts wherever possible. • Comply with Woodside’s third party due diligence and contracting requirements relating to human rights and modern slavery. • Complete human rights training as required for your role. • Report any potential or actual adverse human rights impacts or issues that you become aware of, so that Woodside can take appropriate steps to address them. OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

Woodside is committed to conducting all business activities ethically and in compliance with applicable laws and regulations. Our Business Practices OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE 16 WOODSIDE CODE OF CONDUCT

17 WOODSIDE CODE OF CONDUCT COMBATING BRIBERY AND CORRUPTION Woodside prohibits bribery and corruption, in any form, whether direct or indirect, whether in the private sector or the public sector, anywhere in the world. We understand the serious and significant threats posed by bribery and corruption to commercial organisations and communities worldwide. It undermines fair competition, erodes public trust in governments and business and disadvantages developed and developing economies. There are potentially serious consequences, including imprisonment and large fines, for violating the anti- bribery and corruption laws that apply to Woodside, its business partners and/or third parties operating on Woodside’s behalf. YOUR RESPONSIBILITIES You must: • Comply with Our Code and the Anti-Bribery and Corruption Policy (ABC Policy) at all relevant times. • Not directly or indirectly offer, pay, solicit, receive, promise, authorise or give to anyone a gift, bribe, kickback, inducement, favour, payment or anything else of value to or from anyone in the private or public sector, in order to improperly obtain or retain an advantage for Woodside, its employees or anyone associated with Woodside. – This prohibition includes making facilitation (or ‘grease’ or ‘speed’) payments - generally small payments made to a government official to expedite the performance of a routine government function. • Comply with the rules and principles for exchanging gifts and entertainment with third parties set out in Our Code and the ABC Policy. • Register and seek pre-approval from Ethics & Compliance via the Gift & Entertainment Registers when exchanging gifts and entertainment above the relevant monetary thresholds set out in Our Code. • Not make any payment of sponsored travel or travel related expenses for government officials (including First Nations Elders or representatives authorised to act on behalf of a First Nations group or community), without prior approval from Ethics & Compliance via the Ethics & Compliance Approval App. • Not appoint any “local agent or representative” (as defined in the ABC Policy) to act for or on behalf of Woodside, without prior approval from Ethics & Compliance via the Ethics & Compliance Approval App. • Speak up if you observe any misconduct or “red flags” for bribery or corrupt conduct by any person in connection with Woodside’s activities, including Woodside personnel or any third parties providing services for or on behalf of Woodside. Other Resources Anti-Bribery and Corruption Policy EthicsPoint website Gift & Entertainment Registers Ethics & Compliance Approval App Ethics & Compliance Program Standard Our Business Practices OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

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Our Business Practices

EXCHANGING GIFTS AND ENTERTAINMENT

Giving and receiving gifts and entertainment can be a legitimate way of fostering and maintaining good business relationships.

It can also operate or be perceived as operating to improperly obtain or retain a business or other advantage.

Woodside requires all gifts and entertainment involving external parties to be offered or accepted with full transparency, in line with Woodside's policies and all applicable laws, and without any intent to improperly influence the recipient.

Some countries impose strict limits on the value of gifts and entertainment which may lawfully be provided to government officials. You must contact a member of the Ethics & Compliance team if you are unsure about whether such restrictions apply.

YOUR RESPONSIBILITIES

You must:

- Not directly or indirectly offer, provide, solicit or accept excessive, frequent or lavish gifts or entertainment.
- Consider the value and frequency of gifts or entertainment exchanged with the same party within any six month period, and whether this is appropriate having regard to common courtesy, general commercial practice and any applicable local laws and customs.
- Ensure any offer or acceptance of gifts or entertainment complies with Our Code and the ABC Policy and is not for the purpose of improperly obtaining or retaining a business or other advantage.
- Register gifts or entertainment offered or received (as set out in the following table) on Woodside's Gift and Entertainment Registers.
- Understand the broad definition of "government official" in the ABC Policy.
- If you are uncertain whether it is appropriate to offer or accept gifts or entertainment in any particular circumstance, seek guidance from a member of the Ethics & Compliance team before doing so.

Other Resources

Gifts and Entertainment Standard

Woodside Gift and Entertainment Registers

Anti-Bribery & Corruption Policy

Where Government Officials are involved

The following registration and pre-approval requirements apply to the offer, provision, acceptance or receipt of gifts and entertainment involving Government Officials:

Total value of gift/ entertainment (per person) involving Government Officials	Registration: Via online Gift and Entertainment Register (Involving Government Officials)	Prior approval of Ethics & Compliance: Via Register
> US$100	Required	Required
US$0 - US$100	Required	Not Required

Where Government Officials are not involved

The following registration and pre-approval requirements apply to the offer, provision, acceptance or receipt of gifts and entertainment not involving Government Officials:

Total value of gift/ entertainment (per person) not involving Government Officials	Registration: Via online Gift and Entertainment Register (Not Involving Government Officials)	Prior approval of Ethics & Compliance: Via Register
> US$250	Required	Required
> US$100 – US$250	Required	Not Required
US$0 - US$100	Not Required	Not Required

Note:

You must register any offer of gifts or entertainment that you decline (irrespective of value) if you have concerns the offer was excessive or may be perceived as intended to improperly obtain or retain a business advantage.

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19 WOODSIDE CODE OF CONDUCT AVOIDING CONFLICTS OF INTEREST Conflicts of interest can arise when your personal or outside interests or activities have the ability to influence the performance of your responsibilities to Woodside. Woodside respects your right to engage in activities outside of work and unrelated to your employment, so long as the activities do not: • create an actual, potential or perceived conflict with your responsibilities to Woodside; or • compromise, or could appear to compromise, the quality of your work performance, your commitment to your work or your ability to make impartial business decisions. If you need advice or are in doubt about whether a particular circumstance is a conflict of interest, please consult a member of the Ethics & Compliance team. Q: What situations can give rise to a conflict of interest? A: Conflicts of interest can arise in many different ways. Common situations include: • Holding outside jobs, directorships, board positions, roles, businesses, business activities or affiliations (an External Commitment). • Jobs or affiliations held by family or close friends. • Pursuing, awarding or maintaining Woodside business opportunities (including influencing Woodside tender activities) for personal gain or for the benefit of family or close friends. • Offering or accepting gifts or entertainment at inappropriate times. • Having a current or former close personal relationship with a colleague, contractor or service provider who works in the same team or under your supervision, where the relationship has the potential to impact the impartiality of your decision-making. • Influencing Woodside recruitment decisions, employment conditions or performance assessments in relation to family or close friends. • Holding material business interests or relationships with a competitor, contractor, customer or supplier of Woodside. Taking on or maintaining External Commitments can also give rise to a conflict with Woodside’s interests where: • The external organisation’s commercial interests may compete with Woodside’s interests. • Your position within Woodside may provide you with access to information, contacts or relationships which it would not be appropriate for you to use for personal gain or benefit. • Your commitment to the external organisation or activity, such as the number of hours needing to be spent, may impact your ability to work within your contracted hours or safely and productively without being compromised by fatigue. Our Business Practices OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

20 WOODSIDE CODE OF CONDUCT Other Resources Conflicts of Interest and External Commitments Standard Conflict of Interest Register External Commitment Register Our Business Practices YOUR RESPONSIBILITIES You must: • Always be mindful of and avoid situations which may present an actual, potential or perceived conflict with Woodside’s interests or your responsibilities to Woodside. You must not: • Conduct any personal or out-of-work activities (including any External Commitments) which may present an actual, potential or perceived conflict with Woodside’s interests or your responsibilities to Woodside, without Woodside’s prior approval. • Hold positions in or have relationships with external organisations which have dealings with Woodside where your Woodside position allows (or could be perceived by other people to allow) you to influence or control Woodside decisions affecting those external organisations, without Woodside’s prior approval. • Have a second job or operate your own business (even in your own time and away from the Woodside workplace), or take on any other external commitment or activity which might conflict (or might be perceived by other people to conflict) with Woodside’s interests or your duties or contractual obligations to Woodside, without Woodside’s prior approval. • Hold a directorship in a non-publicly listed company on behalf of or otherwise representing Woodside (other than appointment as a director for an entity within the Woodside group of companies) without the prior approval of your Executive Leadership Team leader. • Hold a directorship in a publicly listed company without the prior approval of Woodside’s Board. AVOIDING CONFLICTS OF INTEREST (CONTINUED) DECLARING AND OBTAINING PRIOR APPROVAL FROM WOODSIDE As soon as you become aware of an actual, potential or perceived conflict of interest, you must: (a) immediately remove yourself from any involvement in the relevant activity; and (b) discuss the situation with your line manager and declare the situation on the Conflict of Interest Register, or the External Commitment Register where the situation involves holding an outside job, directorship, board position, business activity or affiliation. Declarations must be reviewed and approved by your line manager and any approval endorsed by your 2-Up manager, with appropriate measures put in place to manage conflict of interest risks (where possible). It is your line manager’s and 2-Up manager’s responsibility to ensure that your declaration is properly reviewed and assessed, including whether it is appropriate for you to resume any discussions or activities that involve the conflict, and what measures need to be put in place to manage risks. If you receive approval in relation to a particular situation or activity, you must: • Comply with any measures put in place to manage conflict of interest risks. • Monitor for any changes to your disclosed circumstances (including, for example, a change of your position within Woodside) that is relevant to the approved situation or activity. • Update your declaration as soon as possible to reflect such changed circumstances and ensure that you have Woodside’s prior approval to continue. OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

21 WOODSIDE CODE OF CONDUCT COMPETING FAIRLY At Woodside, we do not seek competitive advantages through illegal or unethical business practices. We compete fairly on our merits, ensuring that we act independently and avoid any form of coordination with competitors on matters relating to pricing, acquisition, supply or tender activities. We deal fairly with our customers, service providers, suppliers and contractors. We do not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misleading or deceptive conduct or any unconscionable or unfair dealing practices. Most countries have laws designed to promote and protect competition and consumers. We understand that breaching these laws can cause serious economic harms, distort the markets in which we operate and rely on, stifle innovation, significantly harm our stakeholders and customers, and negatively impact end-consumer welfare. A breach of competition or anti-trust laws also carries potentially serious consequences, including imprisonment and significant fines. Businesses or consumers that are damaged by unlawful anti-competitive conduct or a breach of consumer protection laws may also be able to sue Woodside to recover damages. YOUR RESPONSIBILITIES You must not: • Engage in (or be part of, in any way) any conduct that breaches competition/anti-trust or consumer protection laws. – This includes forming any agreement, arrangement or understanding with competitors on prices, volumes, market-sharing, terms of sale etc. relating to the supply or acquisition of goods or services; or in tender activities. – It is also includes any form of conduct that has the purpose or likely effect of substantially lessening competition in any market relevant to Woodside’s activities. • Share any Woodside information with competitors which is competitively sensitive or which is designed for any anti- competitive purpose. • Engage in misleading or deceptive conduct, or any unconscionable or unfair dealing practices when conducting business for Woodside. You must: • Comply with all information ring-fencing, confidentiality and other competition law compliance protocols that apply to any transactions, joint ventures or projects that you work on. • Maintain confidentiality of any tender processes you are involved in, and not discuss or share any confidential tender information with anyone, including from Woodside, who does not have a need to know. • Exercise caution when communicating with competitors or attending industry events where competitors are present. In particular, you must refrain from discussing or disclosing any competitively sensitive information, and you must contact Woodside Legal immediately if any competitor attempts to engage in any discussion that may be anti-competitive or involve competitively sensitive information. If you have any questions about complying with competition and consumer laws, you should seek advice from a member of Woodside’s Legal team. Our Business Practices OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

22 WOODSIDE CODE OF CONDUCT SANCTIONS AND TRADE LAWS Woodside complies with all international trade and export compliance laws applicable to our operations. Some countries, while advancing their own foreign policies and national security objectives, impose financial or economic sanctions on certain countries, regions, people, companies or vessels, and restrict their own nationals, residents or companies connected to their country from dealing with these parties, countries or regions. Additionally, many countries where we operate restrict the movement of goods, software and technology, and related services, that move within or across their borders (including digital borders). These include restrictions that prohibit goods, software or technology from being sent or shipped to certain countries or regions, or to a certain party, or for certain uses. Failure to comply with these laws and regulations carries potentially serious consequences including imprisonment, significant fines, and loss of Woodside’s export privileges. YOUR RESPONSIBILITIES You must: • Comply with Woodside’s onboarding requirements for suppliers, customers, social investment partners or external parties entering into confidentiality agreements. • If you are responsible for transferring goods, software, technology or related services across international borders (including digital borders), be aware of and comply with any applicable export control, sanctions or other relevant trade restriction laws and regulations. • Comply with all other Woodside requirements relating to the movement of goods, software or technology across borders. These laws and regulations are complex and constantly evolving. If you have any questions or concerns about a specific transaction, you should contact a member of the Ethics & Compliance team. Our Business Practices Other Resources Ethics & Compliance Program Standard Domestic and International Freight Standard OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

We are all responsible for ensuring Woodside’s assets, resources and information are protected and used responsibly, and that Woodside’s financial integrity is maintained. Our Assets and Information OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE 23 WOODSIDE CODE OF CONDUCT

24 WOODSIDE CODE OF CONDUCT OUR ASSETS The protection and responsible use of Woodside assets and resources is essential for delivering our production and growth projects safely, on time and on budget. Assets include our company funds, corporate resources, information and property or equipment including digital devices. The misuse or misappropriation of Woodside’s assets is a breach of Our Code and may also amount to criminal conduct including theft and/or fraud. Theft can include the misappropriation and/or unauthorised use of Woodside’s assets for non- business purposes and the unauthorised removal or misappropriation of Woodside information, equipment, supplies or other property or resources. Fraud generally involves some form of dishonest activity, deceit, theft, making of false statements or false documents, or breach of trust, in order to obtain money or some other benefit. Acts of theft and fraud can have significant consequences for Woodside including financial loss or damage, withdrawal of licences, litigation, civil recovery actions (e.g., actions by law enforcement agencies to recover the proceeds of a crime) and damage to Woodside’s reputation. If you are involved in theft or any other fraudulent activity, you are liable to disciplinary action and possibly criminal action that may result in personal fines or imprisonment. Where appropriate, Woodside will report such conduct to relevant law enforcement authorities for external investigation and potential prosecution. Woodside may also take steps to recoup or claw back any personal financial gain you derive as a result of any misconduct. Our Assets and Information YOUR RESPONSIBILITIES You must: • Protect and responsibly use all Woodside assets, resources, information and funds under your control. • Incur business expenses sensibly and consistent with the Manual of Authorities, Contracting and Procurement Our Expectations, Business Expense Standard and Business Travel Standard. • If you are responsible for approving business expenses, ensure that the claimed expense is legitimate and complies with the above policies and standards before approving. • Report or record on Woodside systems all expenditures accurately and in a timely way. • Seek the appropriate approvals to sell, loan or donate any Woodside assets. You must not: • Misuse or misappropriate Woodside assets, resources, information or funds for personal benefit, and you must take appropriate precautions to prevent their theft, damage or misuse. • Knowingly record false or misleading information in any Woodside systems. • Pursue or take advantage of any outside business opportunity which arises as a result of your access to Woodside’s property or information or because of your position within Woodside. • Seek to take advantage of Woodside’s information or of your position within Woodside for personal gain or to compete with Woodside. OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

25 WOODSIDE CODE OF CONDUCT Our Assets and Information YOUR RESPONSIBILITIES You must: • Comply with Woodside’s Financial Control Reporting Standard where applicable to your role and responsibilities with Woodside. • Comply with all accounting, record-keeping and reporting laws and regulations that apply to your role and responsibilities with Woodside, including where applicable the Sarbanes-Oxley Act. • Ensure all Woodside records are maintained accurately, fairly, in reasonable detail and without intentional misstatements or omissions. • Not make any entry in Woodside records that distorts or disguises the true nature or purpose of any transaction. Submission of fraudulent expenses or accounting (books and records) reports will be regarded as serious misconduct. • Not create or maintain any “off the books” accounts or funds, or take any action that would cause Woodside books and records to contain false, misleading, or inaccurate entries. Other Resources Financial Control and Reporting Standard Manual of Authorities Business Expense Standard Business Travel Standard ACCOUNTING POLICIES AND PROCEDURES Maintaining Woodside’s financial integrity is vital to our long-term success and our ability to maintain, build and operate our global business. Woodside’s financial procedures and systems of internal control address the recording, processing and reporting of financial information in compliance with applicable financial, regulatory and other reporting requirements and laws and regulations. This includes, where applicable, the Corporations Act, Listing Rules published by ASX Limited and the New York Stock Exchange, Australian Accounting Standards, applicable U.S. securities laws, Sarbanes- Oxley Act and other mandatory corporate reporting and accounting requirements. OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

OUR CODE OUR VALUES APPLYING OUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERS

Our Assets and Information

OUR INFORMATION

Woodside's information is a valuable asset which needs to be protected and respected.

This can include confidential information, proprietary information, personal information and intellectual property owned by Woodside that you access during the course of your work for Woodside.

OUR CONFIDENTIAL INFORMATION

You are likely to have access to or become aware of information which is confidential to Woodside.

Confidential information includes any information which is not generally available to the public concerning Woodside's activities, results or plans.

This can include financial, marketing or technical information, tenders, contracting strategies, contracting plans, customer lists, business plans, designs, drawings, techniques, processes or any form of intellectual property.

It can also include third party confidential information provided to or held by Woodside, which may be subject to access, use and disclosure restrictions.

Protection of Woodside's confidential information is dependent on the awareness and vigilance of all Woodside employees, contractors and service provider personnel.

YOUR RESPONSIBILITIES

You must:

- Maintain the confidentiality of all confidential information you access while at Woodside.
- Apply Woodside's information security policies and procedures, including the Acceptable Use of Data, Information and Systems Standard.
- Only access and use Woodside information for or in connection with your role and responsibilities at Woodside.
- Ensure the information is only used for authorised purposes and is protected from theft, unauthorised or inappropriate use, including use for personal benefit or gain, and unauthorised disclosure.
- Comply with any confidentiality or licensing agreements in place governing the access, use and disclosure of the information.
- Report any loss, theft or unauthorised disclosure of the information promptly to your line manager.

You must not:

- Disclose any Woodside confidential information to any outside parties without:
  - Obtaining Woodside's permission and complying with Woodside's Continuous Disclosure and Market Communications Policy (and associated processes and procedures).
  - Where appropriate, entering into a confidentiality agreement with the recipient.

Managers and supervisors in each area of the business are responsible for ensuring suitable arrangements are in place for protecting confidential information handled by their teams.

Your confidentiality obligations continue after your employment or involvement with Woodside ends, at which time you must return all confidential information to your line manager.

Other Resources

Acceptable Use of Data, Information and Systems Standard

Continuous Disclosure and Market Communications Policy

Security Management Standard



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27 WOODSIDE CODE OF CONDUCT YOUR RESPONSIBILITIES You must: • Comply with Woodside’s Manage Intellectual Property Standard and ensure that any Woodside intellectual property you create or access during your time at Woodside is kept confidential both during and after your employment or engagement with Woodside. • Not misuse, steal or misappropriate any Woodside intellectual property that you become aware of during your employment or engagement with Woodside. • Not use any Woodside intellectual property for your own personal gain, including after your employment or engagement with Woodside ends. • Upon request, assign to Woodside any rights in any intellectual property developed as part of your employment or engagement with Woodside. OUR INTELLECTUAL PROPERTY Woodside’s intellectual property is a valuable asset that must be protected, managed appropriately and only used for permitted purposes. This includes all proprietary information, know- how, trade secrets, designs, trademarks, patents, copyrighted material and other business work product, improvements or innovations accessed or created during your employment with Woodside or created with the use of Woodside’s time, materials, facilities or resources. This intellectual property, and all associated information, is confidential and is owned by Woodside. It must be protected in the same manner as other confidential Woodside information and managed in accordance with Woodside’s Manage Intellectual Property Standard. Our Assets and Information Other Resources Manage Intellectual Property Standard Acceptable Use of Data, Information and Systems Standard OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

28 WOODSIDE CODE OF CONDUCT Our Assets and Information OUR MARKET INFORMATION Woodside has obligations in relation to the periodic and continuous disclosure of information about our business operations and activities. We are committed to: • Ensuring shareholders and the market are provided with full and timely information about Woodside’s activities. • Complying with the general and continuous disclosure obligations applicable in Australia and the United States. • Preventing the selective or inadvertent disclosure of material price-sensitive information. • Ensuring all shareholders have equal opportunities to receive material price-sensitive information and financial reporting issued by Woodside. • Making all disclosures in a manner that is clear, concise and effective. YOUR RESPONSIBILITIES If you receive or handle market sensitive information as part of your role at Woodside, you must comply with Woodside’s Continuous Disclosure and Market Communications Policy and any associated disclosure obligations. A failure to comply with these disclosure obligations may result in Woodside’s shares being suspended, or in exceptional circumstances removed, from trading. A breach of the disclosure requirements may constitute a criminal act and Woodside may be fined or become liable to pay damages. Woodside directors, officers, employees and advisers may also be personally liable for significant fines or possible imprisonment if they are involved in a breach of disclosure obligations. Other Resources Continuous Disclosure and Market Communications Policy Disclosure Review Portal OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

29 WOODSIDE CODE OF CONDUCT PROHIBITION ON INSIDER TRADING Many laws prohibit dealing in the shares of a company while in possession of “Inside Information”. This is known as “insider trading” and is a serious offence under the Australian Corporations Act and the U.S. Securities Exchange Act. “Inside Information” is information that: • Is not generally available to people who commonly invest in securities (i.e. it is not public); and • If it were generally available, would (or would be likely to) influence investors who commonly invest in securities in deciding whether or not to subscribe for, purchase or sell Woodside securities or securities of another entity. A breach of insider trading laws may result in criminal or civil liability, resulting in significant corporate fines and terms of imprisonment for any individuals involved. Our Assets and Information YOUR RESPONSIBILITIES If you have access to or become aware of “Inside Information” relating to Woodside or another company, you must: • Comply with the requirements and restrictions set out in the Securities Dealing Policy. • Treat the Inside Information as strictly confidential to Woodside. • Not buy, sell or deal in any related financial products, including securities, relating to Woodside or any other company that the “Inside Information” relates to. • Not advise, procure or encourage another person (such as a family member, friend, associate, colleague, broker, financial planner, investment adviser, family company or family trust) to trade in any such financial products, including securities, or communicate the “Inside Information” to anyone else who may use it to deal in securities. • If you are considering the sale, purchase or any other actions relating to Woodside shares (whether directly, or through a company, trust or fund you control; or friend, family, or otherwise) please ensure you read, understand and comply with the requirements set out in the Securities Dealing Policy. • Comply with any additional obligations and restrictions that Woodside may impose on you if you are identified as a “Restricted Employee” under the Securities Dealing Policy. Other Resources Securities Dealing Policy OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

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Our Assets and Information

RESPECTING PRIVACY

We respect the privacy rights of individuals and are committed to processing personal information in a respectful, lawful, and ethical way.

Personal information is information that can directly or indirectly identify an individual.

Effectively managing privacy is central to achieving:

- Trust from individuals whose personal information we hold, including our employees, contractors, job seekers, visitors, shareholders, investors, customers, community members, and other key stakeholders.
- Compliance with legislation, regulations and standards governing the processing of personal information.
- Protection of personal information held by Woodside.

A potential privacy non-compliance event occurs where there is a misuse or unlawful destruction, alteration, access to, or disclosure of personal information.

Non-compliance may result in regulatory fines, reputational damage, and harm to the individuals whose personal information Woodside processes, including stakeholders and employees.

YOUR RESPONSIBILITIES

You must:

- Identify privacy risks before collecting, using, retaining, or disclosing personal information.
- Process personal information only for specific, defined, and legitimate purposes.
- Wherever possible, inform individuals when processing or sharing their personal information with third parties.
- Protect personal information throughout its lifecycle, including when storing it at Woodside, using it, or sharing it with third parties.
- Ensure that personal information is kept up to date and disposed of in accordance with Woodside's data retention procedures when no longer required.
- Seek advice from your Privacy Focal Point and Woodside's Privacy Team when you need help meeting your privacy obligations.
- Report any potential privacy non-compliance events immediately to Woodside's Privacy Team.



Other Resources

Woodside Privacy Statement

Woodside Privacy Statement
(Employees, Contractors, Officers and Directors)

Privacy Our Expectations

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31 WOODSIDE CODE OF CONDUCT USE OF IT SYSTEMS It is everyone’s responsibility to ensure Woodside IT systems are protected and used safely and responsibly for the benefit of the company. This includes the use of any Woodside information technology or digital devices such as computers, laptops, tablets, phones, photocopiers and other equipment. Any information generated or stored using Woodside IT systems is owned by Woodside, and must be stored, handled and protected in accordance with the Acceptable Use of Data, Information and Systems Standard and associated policies and procedures. Our Assets and Information Other Resources Acceptable Use of Data, Information and Systems Standard Note: – Occasional personal use of Woodside IT systems is permitted, provided such use does not interfere with the performance of your work and is consistent with the Acceptable Use of Data, Information and Systems Standard, Our Code and Our Values. – “Off-Channel” communications include any business- related communication or activity that occurs outside Woodside-approved IT systems. This includes communications or activities conducted on ephemeral messaging platforms (applications that erase conversations between users either immediately or after a short period such as WhatsApp, SnapChat, WeChat, Telegram, Hash, Cover Me, Confide, Signal, Wickr, Wire, etc.), and mobile phone text and messaging services. – Woodside “business record” means any communication, document or data that describes Woodside’s commercial activities (including commercial transactions, strategy, negotiations, marketing arrangements, products, operations and processes), and any other corporate documents or records that are required to be retained for tax or other regulatory authority purposes. YOUR RESPONSIBILITIES When using Woodside IT systems, you must: • Only access and use Woodside information required to perform your role at Woodside. • Not take advantage of any Woodside information or Woodside IT systems for personal gain or to compete with Woodside. • Comply with the Acceptable Use of Data, Information and Systems Standard and use Woodside information systems safely, effectively and lawfully and consistently with Our Code and Our Values. • Not use Woodside IT systems or devices to access, store, display or share material (whether on or off the Woodside network) that: – Is in breach of copyright or other legal requirements. – Is offensive, indecent, menacing, violent or abusive. – Is intended to incite criminal activities or instruct others how to commit criminal activities. – Is sexually explicit, pornographic, obscene or suggestive. – Involves online gambling. – Is intended to create personal gain or profit. – Would be considered objectionable or inappropriate by a reasonable person or inconsistent with Our Values – including any content that is discriminatory, victimising, sexist or racist. • Ensure that only Woodside-approved IT systems are used to conduct Woodside business. • Not use any unauthorised or external IT systems (e.g. personal webmail, non-corporate email services, cloud-based services, external document repositories, social media, or Off-Channel communication applications) to conduct Woodside business or store Woodside information assets, including business records, without the prior approval of Digital. • Retain a record on Woodside-approved systems of all business records sent to or received from external parties using “Off-Channel” communications. This must be done as soon as possible and no later than 30 days from the date the business records were sent or received. OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

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Our Assets and Information

CYBERSECURITY

Cyber attacks are an ever-growing threat to Woodside and can result in serious impacts including financial loss, loss of operations, data and privacy breaches, and significant reputational damage.

Protecting Woodside's electronic presence and systems from malicious cyber activity relies on the awareness and vigilance of all Woodside personnel to identify and report any suspicious activities.

YOUR RESPONSIBILITIES

You must:

- Be vigilant of potential cyber attacks that could be launched against Woodside including spam and fraudulent or phishing emails.
- Comply with the Acceptable Use of Data, Information and Systems Standard at all times when using Woodside IT systems and equipment.
- Report any suspicious or unauthorised cyber activity to Woodside's Cyber team, and assist the Cyber team with any enquiries concerning potential cyber security incidents.
- All employees, contractors and Service Provider Personnel with access to Woodside IT systems must complete online cybersecurity training on an annual basis.

USE OF ARTIFICIAL INTELLIGENCE

Artificial Intelligence (AI) can unlock significant benefits by boosting productivity, enhancing decision-making, and fostering a more innovative workplace.

However, AI also introduces risks to Woodside's business, including potential for bias, privacy breaches, security vulnerabilities and unintended outcomes - if not used responsibly.

It is essential that you follow approved Woodside AI practices to safeguard our use of AI against these risks.

Other Resources

Artificial Intelligence Standard



YOUR RESPONSIBILITIES

- You must follow the Artificial Intelligence Standard when using AI at Woodside.
- You must only use AI tools and systems approved by Woodside's AI team.
- You are responsible for verifying and validating AI generated outputs.
- In accordance with the Acceptable Use of Data, Information and Systems Standard, you must confirm that data and information augmented or analysed by AI technologies is used in a responsible manner, with reference to the AI User Guide.
- You must report any suspicious or unauthorised AI activity to Woodside's AI Team.

32 WOODSIDE CODE OF CONDUCT

33 WOODSIDE CODE OF CONDUCT Our Assets and Information SOCIAL MEDIA Social media provides a platform to help amplify Woodside’s global brand, share stories from across Woodside’s business, and engage with key stakeholders. Woodside’s Corporate Affairs team is solely authorised to manage the use of Woodside’s official social media channels. Other Resources Acceptable Use of Data, Information and Systems Standard Communications Standard YOUR RESPONSIBILITIES • Woodside encourages you to share Woodside’s official social media posts, but you must exercise common sense and good judgement when doing so. • If you engage in social media or online company networking activities that make reference to Woodside’s interests including company business, products, people, assets and activities, you must comply with Our Code and Our Values. • You must not use social media sites to post personal content that is attributed to Woodside or presented as reflecting Woodside’s views or opinions, without the prior approval of Corporate Affairs. • You must not post any personal content on social media which could in any way be connected to Woodside, your job or your workplace, which may be considered offensive or in breach of Our Code or Our Values. OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

Woodside aspires to be a business partner of choice. We recognise that ethical business conduct is vital to achieving this. Our Partners and Government OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE 34 WOODSIDE CODE OF CONDUCT

35 WOODSIDE CODE OF CONDUCT OUR BUSINESS PARTNERS We understand that building and maintaining trust with our partners is paramount. We are committed to conducting our business and activities ethically and with integrity, and in line with Our Code and Our Values. We expect all third parties including suppliers, com- munity partners and joint venture partners, to have or adopt equivalent standards of personal and cor- porate behaviour to those set out in Our Code. YOUR RESPONSIBILITIES You must: • Comply with Woodside’s Manual of Authorities and Contracting and Procurement Our Expectations, including by ensuring approved terms are in place with vendors prior to the commencement of work. • Deal fairly and honestly with Woodside’s customers, service providers, suppliers and contractors. • Not seek competitive advantage through illegal or unethical business practices. • Not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any unfair dealing practice. • Ensure contractual obligations include requirements for contractors and suppliers to comply with Woodside’s Supplier Code of Business Conduct. • Maintain confidentiality and ensure no unfair advantage is given to suppliers. • Recognise and manage any actual, potential or perceived conflicts of interest in the contracting and procurement process. • Comply with all applicable laws when engaging with business partners, including all applicable competition/anti-trust, anti-bribery and corruption, anti-money laundering and economic trade laws. • Comply with the Service Provider Personnel Work Instruction when onboarding, managing and offboarding service provider personnel, including the requirements for managing access to Woodside offices, sites and IT systems. Our Partners Other Resources Manual of Authorities Contracting and Procurement Our Expectations Pre-Award Work Instruction Post-Award Work Instruction Procure to Pay Work Instruction Supplier Code of Business Conduct Service Provider Personnel Work Instruction OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

36 WOODSIDE CODE OF CONDUCT YOUR RESPONSIBILITIES If you are involved in joint venture activities on behalf of Woodside, you must: • Be able to clearly distinguish between decisions and actions of Woodside in its own right or as a venture participant versus decisions and actions of Woodside when acting as operator of the joint venture. • Be aware of and comply with all contractual and other legal obligations and duties that attach to Woodside as a venture participant (including when acting in operator or non-operator capacities). Understanding the distinction between these roles is essential to upholding our legal and ethical obligations, and building and maintaining trust with our joint venture participants. JOINT VENTURE  PARTICIPANTS We are committed to the standards of personal and corporate behaviour set out in Our Code and using our sphere of influence to require our co-venturers to adopt equivalent standards of personal and corporate behaviour. In joint operations, we apply these commitments where Woodside is operator. Where we are not the operator, we use good faith efforts to influence our joint venture participants so the joint operation adopts similar commitments. We will seek co-venturers whose policies and business ethics standards are consistent with those of Woodside. When acting as operator of a joint venture, we do not improperly use our position as operator to gain an advantage for Woodside or another party, or to cause detriment to the venture. Our Partners OUR CUSTOMERS Customer satisfaction is important to Woodside’s success. We strive to understand our customers’ requirements, provide high quality products that meet or exceed our customers’ needs and deliver what we have agreed or contracted to deliver. YOUR RESPONSIBILITIES If your role and responsibilities include dealing with Woodside’s customers, you must: • Act fairly and honestly and in line with Our Code and Our Values in all dealings. • Identify and manage risks associated with our products, as required. • Specify precautions required in handling and transporting our products and take reasonable steps to communicate them to employees, customers and others who might be affected. • Comply with all applicable product safety laws and regulations and apply responsible standards where laws and regulations do not exist. • Include identification and control of potentially adverse health, safety and environmental effects as priority considerations in the planning and development of projects. • Undertake appropriate reviews and evaluations of our operations and customer initiatives to measure progress and to foster compliance with Our Code, Our Values and relevant Woodside policies and procedures. OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

37 WOODSIDE CODE OF CONDUCT Government ENGAGING WITH GOVERNMENT We seek to have open and constructive relationships with the governments of all countries in which we have a presence. In our interactions with government, we comply with all applicable laws and regulations and the rules and principles set out in Our Code, Our Values, the ABC Policy and Stakeholder Advocacy Standard. This includes the reporting requirements under the Australian Electoral Commission and the Western Australian Electoral Commission, as well as U.S. federal and state lobbying disclosure laws including the Lobbying Disclosure Act of 1985. Woodside engages with political parties and participates in public policy discussions in jurisdictions where we are active. We do not endorse or donate to campaign funds for any political parties, politicians or candidates for public office in any country. In Australia, our political contributions are limited to paid attendance at political party business engagement events. These events provide an opportunity for education, targeted engagement and advocacy on key issues relevant to our business. The approach to and budget for political contributions is approved annually by Woodside’s Board. Any actual expenditure in accordance with the Board-approved budget must be approved by the CEO. All political contributions are disclosed in accordance with applicable statutory reporting requirements. YOUR RESPONSIBILITIES If you are engaging with or undertaking any activities relating to government, you must: • Comply with all applicable laws and regulations relating to corporate participation in public affairs and ensure any activity complies with Our Code, Our Values, ABC Policy and Stakeholder Advocacy Standard. • Obtain approval from Corporate Affairs before engaging with any political representatives or government officials. • Ensure any engagement with a government official is entered into the stakeholder relationship management system. • Undertake all government advocacy in accordance with all applicable political lobbying laws and regulations in the relevant jurisdiction(s). • Be authorised as part of your role and obtain approval from Corporate Affairs before sharing any position on public policy that is relevant to Woodside’s business with any third party. (This does not preclude employees acting in a personal capacity from sharing information drawn from approved materials on the Woodside Connect (or similar) employee advocacy platform to support engagement on key topics). • Seek approval through the Industry Association Membership Application before joining or renewing Woodside’s membership of any industry association. • Ensure that all government and industry association submissions are approved through the disclosure review portal in accordance with the Communications Standard. • Not, in an official Woodside capacity, donate or make any contribution to any campaign funds for, or provide in-kind contributions to, any political party, politician or candidate for public office in any country. • Not make any other political contributions on behalf of Woodside unless you are authorised to do so by Corporate Affairs and the contribution is approved by the CEO. (This does not preclude your membership of, or participation in, political parties, in your private capacity and in your own time.) • If engaging in political candidacy or political party activities in your private capacity, you must be mindful of your responsibilities to Woodside and declare and seek pre-approval from Woodside of any relevant external commitments in line with Our Code. • Ensure that an accurate and auditable record of all gifts, entertainment and payments involving government officials is maintained in accordance with generally accepted accounting principles (including on Woodside’s Gift and Entertainment Register Involving Government Officials). No entry should be made in Woodside’s records that distorts or disguises the true nature of any transaction. Other Resources Stakeholder Advocacy Standard Communications Standard Anti-Bribery and Corruption Policy Gift and Entertainment Register Involving Government Officials Disclosure Review Portal OUR VALUESOUR CODE OUR PEOPLE OUR ACTIVITIES OUR BUSINESS PRACTICES OUR ASSETS & INFORMATION OUR PARTNERSAPPLYING OUR CODE

APPROVED BY THE WOODSIDE BOARD IN AUGUST 2025. Head Office Woodside Energy Group Ltd Mia Yellagonga 11 Mount Streeet Perth WA 6000 Postal Address GPO Box D188 Perth WA 6840 Australia T +61 8 9348 4000 E companyinfo@woodside.com Woodside Energy Group Ltd ABN 55 004 898 963 woodside.com